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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-147404) pertaining to the 2007 Equity Incentive Plan of EnergySolutions, Inc., and

  (2)
  Registration Statement (Form S-8 No. 333-182773) pertaining to the EnergySolutions, LLC 401(k) Profit Sharing Plan

of our reports dated March 18, 2013, with respect to the consolidated financial statements of EnergySolutions, Inc. and the effectiveness of internal control over financial reporting of EnergySolutions, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 18, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm